EXHIBIT 99.15(a)

                          EATON VANCE MUNICIPALS TRUST

                           AMENDED DISTRIBUTION PLAN
                                (CLASSIC FUNDS)


         WHEREAS, Eaton Vance Municipals Trust (the "Trust") engages in business as an open-end investment company with multiple series and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trust adopted a separate Distribution Plan (the "Original Plan") on behalf of each of its series listed on Schedule A (the "Funds"), pursuant to which each Fund has made payments in connection with the distribution of shares of the Fund;

         WHEREAS, the Trust employs Eaton Vance Distributors, Inc. to act as Principal Underwriter (as defined in the Act) of shares of each Fund, but does not intend to remunerate the Principal Underwriter unless and until the Principal Underwriter sells shares of the Fund;

         WHEREAS, each Fund will pay the Principal Underwriter sales commissions and distribution fees only in connection with the sale of shares of the Fund;

         WHEREAS, each Fund intends to pay service fees as contemplated in subsections (b) and (d) of Section 26 of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD Rules");

         WHEREAS, the Trustees of the Trust have determined that it is desirable to amend and replace the Original Plan with this Amended Distribution Plan on behalf of the Funds listed on Schedule A; and

         WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that adoption of this Amended Distribution Plan will benefit each Fund and its shareholders.

         NOW, THEREFORE, the Trust hereby adopts this Amended Distribution Plan (this "Plan") on behalf of each Fund in accordance with Rule 12b-1 under the Act and containing the following terms and conditions:

         1. The Fund will pay sales commissions and distribution fees to the Principal Underwriter only after and as a result of the sales of shares of the Fund. The Principal Underwriter will provide the Fund with such distribution services and facilities as the Trust may from time to time consider necessary to accomplish the sale of shares of the Fund. It is understood that the Principal Underwriter may pay such sales commissions and make such other payments to Authorized Firms and other persons as it considers appropriate to encourage distribution of such shares.

         2. On each sale of Fund shares (excluding reinvestment of dividends and distributions), the Fund shall pay the Principal Underwriter a sales commission in an amount not exceeding 6.25% of the price received by the Fund therefor, such payment to be made in the manner set forth and subject to the terms of this Plan. The amount of the sales commission shall be established from time to time by vote or other action of a majority of (i) those Trustees of the Trust who are not "interested persons" (as defined in the Act) of the Trust and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees") and (ii) all of the Trustees then in office. The Fund shall also pay the Principal Underwriter a separate distribution fee (calculated in accordance with Section 3), such payment to be made in the manner set forth and subject to the terms of this Plan.

         3. The sales commissions and distribution fees referred to in Section 2 shall be accrued and paid by the Fund in the following manner. The Fund shall accrue daily an amount calculated at the rate of .75% per annum of the daily net assets of the Fund, which net assets shall be computed in accordance with the governing documents of the Trust and applicable votes and determinations of the Trustees of the Trust. The daily amounts so accrued throughout the month shall be paid to the Principal Underwriter on the last day of each month. The amount of such daily accrual, as so calculated, shall first be applied and charged to all unpaid sales commissions, and the balance, if any, shall then be applied and charged to all unpaid distribution fees. No amount shall be accrued with respect to any day on which there exist no outstanding uncovered distribution charges of the Principal Underwriter. The amount of such uncovered distribution charges shall be calculated daily. For purposes of this calculation, distribution charges of the Principal Underwriter shall include (a) the aggregate of all sales commissions which the Principal Underwriter has been paid pursuant to this
Section 3 (and pursuant to Section 3 of the Original Plan) plus all sales commissions which it is entitled to be paid pursuant to Section 2 (and pursuant to Section 2 of the Original Plan) since inception of the Original Plan through and including the day next preceding the date of calculation, and (b) an amount equal to the aggregate of all distribution fees referred to below which the Principal Underwriter has been paid pursuant to this Section 3 (and pursuant to Section 3 of the Original Plan) plus all such fees which it is entitled to be paid pursuant to Section 2 (and pursuant to Section 2 of the Original Plan) since inception of the Original Plan through and including the day next preceding the date of calculation. From this sum (distribution charges) there shall be subtracted (i) the aggregate amount paid or payable to the Principal Underwriter pursuant to this Section 3 (and pursuant to Section 3 of the Original Plan) since inception of the Original Plan through and including the day next preceding the date of calculation and (ii) the aggregate amount of all contingent deferred sales charges paid or payable to the Principal Underwriter since inception of the Original Plan through and including the day next preceding the date of calculation. If the result of such subtraction is a positive amount, a distribution fee [computed at the rate of 1% per annum above the prime rate (being the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) then being reported in the Eastern Edition of The Wall Street Journal or if such prime rate is not so reported such other rate as may be designated from time to time by vote or other action of a majority of (i) the Rule 12b-1 Trustees and (ii) all of the Trustees then in office] shall be computed on such amount and added to such amount, with the resulting sum constituting the amount of outstanding uncovered distribution charges of the Principal Underwriter with respect to such day for all purposes of this Plan. If the result of such subtraction is a negative amount, there shall exist no outstanding uncovered distribution charges of the Principal Underwriter with respect to such day and no amount shall be accrued or paid to the Principal Underwriter with respect to such day. The aggregate amounts accrued and paid pursuant to this Section 3 during any fiscal year of the Fund shall not exceed
 .75% of the average daily net assets of the Fund for such year.

         4. The Principal Underwriter shall be entitled to receive all contingent deferred sales charges paid or payable with respect to any day on which there exist outstanding uncovered distribution charges of the Principal Underwriter. The Fund shall be entitled to receive all remaining contingent deferred sales charges paid or payable by shareholders with respect to any day on which there exist no outstanding uncovered distribution charges of the Principal Underwriter, provided that no such sales charge which would cause the Fund to exceed the maximum applicable cap imposed thereon by paragraph (2) of subsection (d) of Section 26 of Article III of the NASD Rules shall be imposed.

         5. The Fund may make payments of service fees to the Principal Underwriter, Authorized Firms and other persons. The aggregate of such payments during any fiscal year of the Fund shall not exceed .25% of the Fund's average daily net assets for such year. Appropriate adjustment of service fee payments shall be made whenever necessary to ensure that no such payment shall cause the Fund to exceed the applicable maximum cap imposed thereon by paragraph (5) of subsection (d) of Section 26 of Article III of the NASD Rules.

         6. This Plan shall not take effect until after it has been approved by both a majority of (i) the Rule 12b-1 Trustees and (ii) all of the Trustees then in office, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

         7. Any agreements between the Trust on behalf of the Fund and any person relating to this Plan shall be in writing and shall not take effect until approved in the manner provided for Trustee approval of this Plan in Section 6.

         8. This Plan shall continue in effect through and including April 28, 1995 (or, if applicable, the next April 28 which follows the day on which the Fund has become a Fund hereunder by amendment of Schedule A subsequent to April 28, 1995), and shall continue in effect indefinitely thereafter, but only for so long as such continuance after April 28, 1995 (or, if applicable, said next April 28) is specifically approved at least annually in the manner provided for Trustee approval of this Plan in Section 6.

         9. The persons authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement made on behalf of the Fund shall be the President or any Vice President of the Trust. Such persons shall provide to the Trustees of the Trust and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         10. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities of the Fund. The Principal Underwriter shall also be entitled to receive all contingent deferred sales charges paid or payable with respect to any day subsequent to termination of this Plan on which there exist outstanding uncovered distribution charges of the Principal Underwriter.

         11. This Plan may not be amended to increase materially the payments to be made by the Fund as provided in Sections 2, 3 and 5 unless such amendment is approved by a vote of at least a majority of the outstanding voting securities of the Fund. In addition, all material amendments to this Plan shall be approved in the manner provided for Trustee approval of this Plan in Section 6. Additional series of the Trust will be governed hereby upon approval by the Trustees of the Trust and amendment of Schedule A. All references in this Plan to the "Original Plan" shall not be applicable to any such additional series of the Trust which becomes a Fund hereunder by amendment of Schedule A subsequent to January 27, 1995.

         12. While this Plan is in effect, the selection and nomination of the Rule 12b-1 Trustees shall be committed to the discretion of the Rule 12b-1 Trustees.

         13. The Trust shall preserve copies of this Plan and any related agreements made by the Trust on behalf of the Fund and all reports made pursuant to Section 9, for a period of not less than six years from the date of this Plan, or of the agreements or of such report, as the case may be, the first two years in an easily accessible place.

         14. Consistent with the limitation of shareholder, officer and Trustee liability as set forth in the Trust's Declaration of Trust, any obligations assumed by the Fund pursuant to this Plan shall be limited in all cases to the assets of the Fund and no person shall seek satisfaction thereof from the shareholders of the Trust, officers or Trustees of the Trust or any other series of the Trust.

         15. When used in this Plan, the term "service fees" shall have the same meaning as such term has in subsections (b) and (d) of Section 26 of Article III of the NASD Rules. When used in this Plan, the term "vote of a majority of the outstanding voting securities of the Fund" shall mean the vote of the lesser of
(a) 67 per centum or more of the shares of the Fund present or represented by proxy at the meeting if the holders of more than 50 per centum of the outstanding shares of the Fund are present or represented by proxy at the meeting, or (b) more than 50 per centum of the outstanding shares of the Fund.

         16. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or regulation of the Securities and Exchange Commission or otherwise, the remainder of this Plan shall not be affected thereby.

         17. This Plan shall amend, replace and be substituted for the Current Plan as of the opening of business on January 30, 1995 and this Plan shall be effective as of such time. The outstanding uncovered distribution charges of the Principal Underwriter calculated under the Current Plan as of the close of business on January 29, 1995 shall be the outstanding uncovered distribution charges of the Principal Underwriter calculated under this Plan as of the opening of business on January 30, 1995.

         IN WITNESS WHEREOF, the Trust has executed this Plan on behalf of each Fund listed on Schedule A on the 27th day of January, 1995.

                                                    EATON VANCE MUNICIPALS TRUST



                                                    BY /s/  Thomas J. Fetter
                                                       -----------------------
                                                            President

Attest:

/s/  Thomas Otis
-------------------
     Secretary

                                   SCHEDULE A


                          EATON VANCE MUNICIPALS TRUST
                           AMENDED DISTRIBUTION PLAN
                             DATED JANUARY 27, 1995


Name of Fund                               Inception Date of Original Plan
------------                               -------------------------------

EV Classic Alabama Tax Free Fund           November 29, 1993
EV Classic Arizona Tax Free Fund           November 29, 1993
EV Classic Arkansas Tax Free Fund          February 1, 1994
EV Classic Colorado Tax Free Fund          November 29, 1993
EV Classic Connecticut Tax Free Fund       November 29, 1993
EV Classic Florida Tax Free Fund           November 22, 1993
EV Classic Georgia Tax Free Fund           November 29, 1993
EV Classic Kentucky Tax Free Fund          November 29, 1993
EV Classic Louisiana Tax Free Fund         February 1, 1994
EV Classic Maryland Tax Free Fund          November 29, 1993
EV Classic Massachusetts Tax Free Fund     November 29, 1993
EV Classic Michigan Tax Free Fund          November 29, 1993
EV Classic Minnesota Tax Free Fund         November 29, 1993
EV Classic Mississippi Tax Free Fund       November 29, 1993
EV Classic Missouri Tax Free Fund          November 29, 1993
EV Classic National Municipals Fund        November 22, 1993
EV Classic New Jersey Tax Free Fund        November 22, 1993
EV Classic New York Tax Free Fund          November 22, 1993
EV Classic North Carolina Tax Free Fund    November 29, 1993
EV Classic Ohio Tax Free Fund              November 29, 1993
EV Classic Oregon Tax Free Fund            November 29, 1993
EV Classic Pennsylvania Tax Free Fund      November 22, 1993
EV Classic Rhode Island Tax Free Fund      November 29, 1993
EV Classic South Carolina Tax Free Fund    February 1, 1994
EV Classic Tennessee Tax Free Fund         November 29, 1993
EV Classic Texas Tax Free Fund             November 29, 1993
EV Classic Virginia Tax Free Fund          November 29, 1993
EV Classic West Virginia Tax Free Fund     November 29, 1993

                               AMENDED SCHEDULE A


                          EATON VANCE MUNICIPALS TRUST
                           AMENDED DISTRIBUTION PLAN
                                (CLASSIC FUNDS)

                         EFFECTIVE: SEPTEMBER 29, 1995


Name of Fund                               Inception Date of Original Plan
------------                               -------------------------------

EV Classic Alabama Tax Free Fund           November 29, 1993
EV Classic Arizona Tax Free Fund           November 29, 1993
EV Classic Arkansas Tax Free Fund          February 1, 1994
EV Classic California Municipals Fund*     November 22, 1993
EV Classic Colorado Tax Free Fund          November 29, 1993
EV Classic Connecticut Tax Free Fund       November 29, 1993
EV Classic Florida Tax Free Fund           November 22, 1993
EV Classic Georgia Tax Free Fund           November 29, 1993
EV Classic Kentucky Tax Free Fund          November 29, 1993
EV Classic Louisiana Tax Free Fund         February 1, 1994
EV Classic Maryland Tax Free Fund          November 29, 1993
EV Classic Massachusetts Tax Free Fund     November 29, 1993
EV Classic Michigan Tax Free Fund          November 29, 1993
EV Classic Minnesota Tax Free Fund         November 29, 1993
EV Classic Mississippi Tax Free Fund       November 29, 1993
EV Classic Missouri Tax Free Fund          November 29, 1993
EV Classic National Municipals Fund        November 22, 1993
EV Classic New Jersey Tax Free Fund        November 22, 1993
EV Classic New York Tax Free Fund          November 22, 1993
EV Classic North Carolina Tax Free Fund    November 29, 1993
EV Classic Ohio Tax Free Fund              November 29, 1993
EV Classic Oregon Tax Free Fund            November 29, 1993
EV Classic Pennsylvania Tax Free Fund      November 22, 1993
EV Classic Rhode Island Tax Free Fund      November 29, 1993
EV Classic South Carolina Tax Free Fund    February 1, 1994
EV Classic Tennessee Tax Free Fund         November 29, 1993
EV Classic Texas Tax Free Fund             November 29, 1993
EV Classic Virginia Tax Free Fund          November 29, 1993
EV Classic West Virginia Tax Free Fund     November 29, 1993


--------------------
*This fund is a successor in operations to a fund which was reorganized, effective October 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.